                                                                   EXHIBIT 10.21

[LOGO]                                                       WACHOVIA SECURITIES

                                  June 1, 2004

Blackbaud, Inc.
2000 Daniel Island Dr.
Charleston, SC 29492-7541

Attention:  Timothy V. Williams
            Chief Financial Officer

      Re:     Commitment for Arrangement of Senior Credit Facility

Ladies and Gentlemen:

      You have advised us that Blackbaud, Inc. (the "Borrower") seeks financing for ongoing working capital requirements and other general corporate purposes as more fully described in the attached Summary of Terms and Conditions (the "Term Sheet"). The Term Sheet describes the general terms and conditions for a senior unsecured revolving credit facility in the aggregate principal amount of up to $30 million (the "Facility").

      Based upon and subject to the terms and conditions set forth in this Commitment Letter (the "Commitment Letter"), in the Term Sheet and in the fee letter of even date (the "Fee Letter"), Wachovia Bank, National Association ("Wachovia") is pleased to advise you of its commitment to act as sole and exclusive administrative agent for the Facility and provide a portion of the Facility equal to the lesser of (a) $10 million or (b) one third (1/3) of the aggregate principal amount of the Facility on the closing date of the Facility. Wachovia Capital Markets, LLC ("Wachovia Securities"*) is pleased to advise you that it will act as sole lead arranger and sole book manager for the Facility. Furthermore, Wachovia Securities commits to use its reasonable best efforts to secure commitments for the remainder of the Facility from a syndicate of banks and financial institutions (the "Lenders") reasonably acceptable to the Borrower and Wachovia Securities upon the terms and subject to the conditions set forth herein, in the Term Sheet and in the Fee Letter.

      It is understood and agreed that Wachovia Securities will manage and control all aspects of the syndication, including decisions as to the selection of proposed Lenders and any titles offered to proposed Lenders, when commitments will be accepted and the final allocations of the

---------------------------
* Wachovia Securities is the trade name under which Wachovia Corporation conducts its investment banking, capital markets and institutional securities business through Wachovia Capital Markets, LLC, Member NYSE, NASD, SIPC, and through other bank and non-bank and broker-dealer subsidiaries of Wachovia Corporation.

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Blackbaud, Inc.
Page 2

commitments among the Lenders. You also acknowledge and agree that the services of Wachovia as sole administrative agent and the services of Wachovia Securities as sole lead arranger and sole book manager will be on an exclusive basis during the term of this Commitment Letter and that, during such term, no other bank or other financial institution will be engaged or otherwise consulted or contacted by you regarding any other proposed senior bank facility for the Borrower or its subsidiaries. In addition, you agree that no other agents, co-agents, arrangers or book managers will be appointed, no other titles will be awarded and no compensation (other than to Wachovia and Wachovia Securities or as expressly contemplated by the Term Sheet or the Fee Letter) will be paid in connection with the Proposed Facility unless agreed by Wachovia Securities.

      The commitments of Wachovia and Wachovia Securities hereunder are based upon the financial and other information regarding the Borrower and its subsidiaries previously provided to us. Accordingly, the commitments hereunder are subject to the satisfaction of each of the following conditions precedent in a manner reasonably acceptable to us:

      (i) each of the terms and conditions set forth herein and in the Term
Sheet;

      (ii) the absence of a material breach of any representation, warranty or agreement of the Borrower set forth herein;

      (iii) no change, occurrence or development that could reasonably be expected to have a material adverse effect on the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries taken as a whole shall have occurred or become known to us;

      (iv) the information concerning the Borrower and its subsidiaries and the initial public offering of the Borrower's common equity securities (the "IPO") shall not, in our reasonable judgment, differ in any material adverse manner from the information and other matters previously disclosed to us prior to date hereof;

      (v) the completion, to our satisfaction, of all legal, tax, business and other due diligence with respect to the business, assets, liabilities, operations, condition (financial or otherwise) and prospects of the Borrower and its subsidiaries and the IPO in scope and determination reasonably satisfactory to us;

      (vi) material compliance with all applicable laws and regulations by the Borrower and its subsidiaries (including compliance of this Commitment Letter and the transactions described herein with all applicable federal banking laws, rules and regulations);

      (vii) our satisfaction that, prior to and during the primary syndication of the Facility, there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Borrower or any of its subsidiaries except with the prior written consent of Wachovia and Wachovia Securities;

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Blackbaud, Inc.
Page 3

      (viii) the negotiation, execution and delivery of definitive documentation for the Facility consistent with the Term Sheet and otherwise reasonably satisfactory to us;

      (ix) there not having occurred any material disruption or adverse change in the financial, banking or capital markets that could, in our reasonable judgment, impair the syndication of the Facility or the IPO; and

      (x) Wachovia Securities shall have received commitments (including the commitment of Wachovia) equaling or exceeding the aggregate amount of the Facility.

      You agree to actively assist Wachovia Securities (including, if applicable, after the closing of the Facility) in achieving a syndication of the Facility that is satisfactory to Wachovia Securities and you. Such syndication may be accomplished by a variety of means, including direct contact during the syndication between senior management and advisors of the Borrower and its subsidiaries, and the proposed Lenders. To assist Wachovia Securities in the syndication efforts you hereby agree (i) to provide and cause your advisors to provide Wachovia Securities and the proposed Lenders upon our reasonable request with all information deemed reasonably necessary by Wachovia Securities to complete the syndication, including, but not limited to, information and evaluations prepared by you and any of your subsidiaries and their advisors, or on their behalf, relating to the transactions contemplated hereby, (ii) to assist Wachovia Securities upon its reasonable request in the preparation of an information memorandum to be used in connection with the syndication of the Facility, (iii) to use your commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing lending and investment banking relationships, and (iv) to otherwise assist Wachovia Securities in its syndication efforts, including making officers and advisors of the Borrower and its subsidiaries available from time to time, with reasonable prior notice, to attend and make presentations regarding the business and prospects of the Borrower and its subsidiaries, as appropriate, at a meeting or meetings of Lenders or prospective Lenders.

      You agree to afford Wachovia and its affiliates an opportunity to offer proposals, on a non-exclusive basis, to provide, arrange, underwrite or administer (i) any interest rate caps, currency swaps or other hedging transactions to be entered into by you or any of your subsidiaries or affiliates, (ii) any cash management, funds transfer, trade, corporate trust and securities services to be obtained by you or any of your subsidiaries or affiliates and (iii) any public or private debt or equity instruments or securities to be issued by you or any of your subsidiaries or affiliates.

      You hereby represent, warrant and covenant that (i) all information, other than Projections (as defined below), which has been or is hereafter made available to Wachovia, Wachovia Securities or the Lenders by you or any of your representatives in connection with the transactions contemplated hereby ("Information") is and will be complete and correct in all material respects as of the date made available to Wachovia, Wachovia Securities or the Lenders and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading and (ii) all financial projections concerning the Borrower and its subsidiaries that have been or are hereafter made available to Wachovia, Wachovia Securities or the Lenders by you or any of your representatives (the

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Blackbaud, Inc.
Page 4

"Projections") have been or will be prepared in good faith based upon reasonable assumptions. You agree to furnish to us such Information and Projections as we may reasonably request and to supplement the Information and the Projections from time to time until the closing date of the Facility so that the representation, warranty and covenant in the preceding sentence is correct on the closing date of the Facility. In arranging and syndicating the Facility, Wachovia and Wachovia Securities will be using and relying on the Information and the Projections without responsibility for independent verification thereof.

      By executing this Commitment Letter, you agree, from time to time on demand, to (i) pay the reasonable fees, disbursements and other charges of Kennedy Covington Lobdell & Hickman, L.L.P., as counsel to Wachovia and Wachovia Securities and (ii) pay or reimburse Wachovia and Wachovia Securities for all reasonable out-of-pocket fees, syndication expenses and other expenses, in each case incurred before or after the date hereof in connection with the Facility and the other transactions contemplated hereby (including, but not limited to, the preparation and execution of the Commitment Letter, the Term Sheet, the Fee Letter and the definitive documentation for the Facility and future administration of the definitive documentation for the Facility).

      By executing this Commitment Letter, you further agree to indemnify and hold harmless Wachovia, Wachovia Securities, each other Lender and each director, officer, employee, attorney, advisor, agent and affiliate of Wachovia, Wachovia Securities and each other Lender (each such person or entity referred to hereafter in this paragraph as an "Indemnified Person") from any losses, claims, costs, damages, expenses or liabilities (or actions, suits or proceedings, including any inquiry or investigation, with respect thereto) to which any Indemnified Person may become subject, insofar as such losses, claims, costs, damages, expenses or liabilities (or actions, suits, or proceedings, including any inquiry or investigation, with respect thereto) arise out of, in any way relate to, or result from, this Commitment Letter, the Term Sheet, the Fee Letter, the Facility, reports or other information provided to any Indemnified Person or contemplated by or referred to herein or therein or the other transactions contemplated hereby and thereby and to reimburse upon demand each Indemnified Person for any and all reasonable legal and other expenses incurred in connection with investigating, preparing to defend or defending any such loss, claim, cost, damage, expense or inquiry or investigation, with respect thereto; provided, that you shall have no obligation to any Indemnified Person under this indemnity provision for liabilities to the extent that such liabilities are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of such Indemnified Person; provided, further that you shall not be required to reimburse any Lender (other than Wachovia) for legal or other fees and expenses incurred in connection with the negotiation and closing of the definitive closing documentation executed and delivered at closing. The foregoing provisions of this paragraph shall be in addition to any right that an Indemnified Person shall have at common law or otherwise. This Commitment Letter is addressed solely to the Borrower and is not intended to confer any obligations to or on, or benefits to or on, any third party. No Indemnified Person shall be liable for any damages arising from the use by others of Information or other materials obtained through internet, Intralinks or other similar transmission systems in connection with the Facility. In addition, no Indemnified Person shall be responsible or

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Blackbaud, Inc.
Page 5

liable for consequential damages which may be alleged as a result of this Commitment Letter, the Term Sheet or the Fee Letter.

      The terms of this Commitment Letter, the Fee Letter and the Term Sheet are confidential and may not be disclosed by you in whole or in part to any third party without the prior consent of Wachovia and Wachovia Securities, except for disclosure on a confidential basis to your attorneys, financial advisors and accountants, in each case in connection with your evaluation hereof and to the extent necessary in your reasonable judgment or as may be required by law, regulation or legal process. You acknowledge and agree that Wachovia and Wachovia Securities may share with their respective affiliates any information relating to the Facility, the Borrower and its subsidiaries. You further acknowledge and agree to the disclosure by Wachovia and Wachovia Securities of information relating to the Facility to Gold Sheets and other similar bank trade publications, with such information to consist of deal terms and other information customarily found in such publications. Furthermore, Wachovia and Wachovia Securities hereby notify you that pursuant to the requirements of the USA Patriot Act (the "Act"), each of them is required to obtain, verify and record information that identifies you in accordance with the Act.

      The provisions of the immediately preceding three paragraphs shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the commitment of Wachovia or Wachovia Securities hereunder.

      This Commitment Letter and the Term Sheet do not summarize all of the terms, conditions, covenants, representations, warranties and other provisions which will be contained in the definitive credit documentation for the Facility and the transactions contemplated thereby. Wachovia and Wachovia Securities shall have the right to require that such credit documentation include, in addition to the provisions outlined herein and in the Term Sheet, provisions considered customary and appropriate by Wachovia and Wachovia Securities for this type of financing transaction, as well as provisions that Wachovia and Wachovia Securities may deem customary and appropriate after they are afforded the opportunity to conduct and complete, to their satisfaction, the due diligence review described above.

      Wachovia shall have the right to review and approve any public announcement or public filing made after the date hereof relating to any of the transactions contemplated hereby or relating to Wachovia or any of its affiliates, as the case may be, before any such announcement or filing is made (such approval not to be unreasonably withheld or delayed).

      Wachovia's commitment with respect to the Facility set forth above shall terminate at 5:00 p.m. on June 3, 2004, unless this Commitment Letter and the Fee Letter are accepted by the Borrower in writing and delivered to Wachovia Securities prior to such time. Following acceptance by you, this Commitment Letter shall expire at 5:00 p.m. on July 31, 2004, unless the Facility is closed by such time.

      This Commitment Letter, together with the Term Sheet and the Fee Letter, embodies the entire agreement and understanding between Wachovia, Wachovia Securities and the Borrower

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Blackbaud, Inc.
Page 6

with respect to the specific matters set forth above and supersedes all prior agreements and understandings relating to the subject matter hereof. No party has been authorized by Wachovia or Wachovia Securities to make any oral or written statements inconsistent with this Commitment Letter.

      This Commitment Letter shall be governed by and construed in accordance with the laws of the State of North Carolina without reference to the conflicts or choice of laws principles thereof. Each of us hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Commitment Letter, the Term Sheet, the Fee Letter, the transactions contemplated hereby and thereby or the actions of Wachovia and Wachovia Securities in the negotiation, performance or enforcement hereof and thereof.

      This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof; provided that such facsimile transmission shall be promptly followed by the original thereof.

      This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by Wachovia, Wachovia Securities and the Borrower.

      This Commitment Letter may not be assigned by the Borrower without the prior written consent of Wachovia and Wachovia Securities (and any purported assignment without such consent shall be null and void).

                            [Signature Page Follows]

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Blackbaud, Inc.
Page 7

      Please indicate your acceptance of this Commitment Letter and the Term Sheet by signing in the space provided and returning the original copy to us. Wachovia Securities is pleased to have the opportunity to assist you in connection with this proposed financing transaction.

                              Very truly yours,

                              WACHOVIA BANK, NATIONAL ASSOCIATION

                              By:    /s/ John D. Brady
                                 -----------------------------------------------
                              Name:  John D. Brady
                              Title: Director

                              WACHOVIA CAPITAL MARKETS, LLC

                              By:    /s/ John D. Brady
                                 -----------------------------------------------
                              Name:  John D. Brady
                              Title: Director

ACCEPTED AND AGREED TO THIS 4th
DAY OF JUNE, 2004:

BLACKBAUD, INC.

By:    /s/ Timothy V. Williams
   -----------------------------------------
Name:  Timothy V. Williams
Title: VP and CFO

[Commitment Letter-Blackbaud, Inc.]

[LOGO]                                                       WACHOVIA SECURITIES

                                  June 1, 2004

Blackbaud, Inc.
2000 Daniel Island Dr.
Charleston, SC 29492-7541
Attention: Timothy V. Williams
           Chief Financial Officer

      Re:   Senior Credit Facility Fee Letter

Ladies and Gentlemen:

      This letter is the fee letter (the "Fee Letter") referred to in that certain commitment letter of even date herewith (the "Commitment Letter") from Wachovia Bank, National Association ("Wachovia") and Wachovia Capital Markets, LLC ("Wachovia Securities"*) to Blackbaud, Inc. (the "Borrower"), whereby Wachovia has furnished its commitment to provide to the Borrower a portion of a senior unsecured revolving credit facility in the aggregate principal amount of up to $30 million (the "Facility") subject to the terms and conditions set forth therein and in the Term Sheet attached thereto. Capitalized terms used herein without definition shall have the meanings given to them in the Commitment Letter or the Term Sheet.

      In connection with the Commitment Letter, you hereby agree with Wachovia and Wachovia Securities as follows:

            (a)   Upfront Fee.

                  (i) As consideration for the Lenders to provide their
            commitments to the Facility, the Borrower hereby agrees to pay to Wachovia Securities, for the account of each of the Lenders (including Wachovia) on a pro rata basis in accordance with their final allocated commitments, upfront fees (the "Upfront Fees") in an aggregate amount reasonably determined by Wachovia Securities (in consultation with the Borrower) as required in order to successfully complete the syndication of the Facility. Wachovia Securities currently estimates the Upfront Fees to equal 0.25% of the final allocated commitment of each of the Lenders. The estimate of the Upfront Fees may be impacted by many factors including, but not limited to, current market conditions. Wachovia Securities agrees that it will not

----------------------------
* Wachovia Securities is the trade name under which Wachovia
Corporation conducts its investment banking, capital markets and institutional securities business through Wachovia Capital Markets, LLC, Member NYSE, NASD, SIPC, and through other bank and non-bank and broker-dealer subsidiaries of Wachovia Corporation.

Blackbaud, Inc.
Page 2

            increase the Upfront Fees payable pursuant to this paragraph without your prior approval (which shall not be unreasonably withheld or delayed).

                  (ii) Notwithstanding anything to the contrary contained in the preceding clause (i), as consideration for Wachovia to provide its commitment to the Facility, the Borrower hereby agrees that the percentage upon which the Upfront Fee payable to Wachovia is based shall be equal to the highest percentage amount paid to any other Lender who commits to the Facility.

                  (iii) Furthermore, notwithstanding anything to the contrary contained in the preceding paragraph, the entire amount of the Upfront Fee payable to Wachovia shall be fully earned and shall be due and payable on the closing date of the Facility.

            (b) Administrative Agent Fee. As consideration for Wachovia to agree to act as Administrative Agent in connection with the Facility, the Borrower agrees to pay to Wachovia, for its own account and in its capacity as Administrative Agent, an annual administrative fee in an aggregate amount equal to the lesser of (i) $15,000 or (ii) $5,000 for each Lender under the Facility. Such fee shall be due and payable in advance on the closing date of the Facility and thereafter on each anniversary of the closing date of the Facility until the Facility has been terminated and all amounts owing thereunder are paid in full. Wachovia reserves the right to review and adjust the annual administrative fee, subject to your approval (which shall not be unreasonably withheld or delayed), on an annual basis and at the time a material amendment is requested by you, with any adjustment effective on the earlier of the date of any material amendment and the anniversary of the closing date of the Facility.

      The Borrower agrees that all of the fees set forth in this Fee Letter shall be fully-earned upon becoming due and payable in accordance with the terms hereof, shall be paid in immediately available funds when due and payable, shall be non-refundable under any circumstance, and shall be in addition to any other fee, cost or expense payable pursuant to the Facility, including, without limitation, all reasonable out-of-pocket expenses, syndication expenses and other expenses of Wachovia or Wachovia Securities (subject to the limitations herein and in the Commitment Letter and Term Sheet). The Borrower further agrees to pay the unused commitment fee and other fees in the amounts and at the times set forth in the Term Sheet. In addition, all of the fees set forth in this Fee Letter shall not be subject to counterclaim or setoff for, or be otherwise affected by, any claim or dispute the Borrower may have. It is understood that no Lender participating in the Facility will receive compensation from the Borrower outside the terms contained herein, in the Commitment Letter and in the Term Sheet in order to obtain its commitment. Wachovia and Wachovia Securities may allocate among their affiliates any of the fees payable hereunder in their sole discretion.

      Wachovia Securities shall be entitled, subject to your approval (which shall not be unreasonably withheld or delayed), to change the pricing, amount, terms, allocation or structure of the Facility, either before or after the closing of the Facility, if Wachovia Securities determines in

Blackbaud, Inc.
Page 3

its reasonable judgment that such changes are advisable in order to ensure a successful syndication or an optimal capital structure. The commitments of Wachovia and Wachovia Securities under the Commitment Letter are subject to the agreements in this paragraph. The Term Sheet shall be deemed to be amended to reflect such changes and the syndication process shall continue. The agreements in this paragraph shall survive the closing of the Facility.

      Except as required by applicable law, this Fee Letter and the contents hereof shall not be disclosed by the Borrower to any third party without the prior written consent of Wachovia and Wachovia Securities, other than as permitted by the Commitment Letter.

      This Fee Letter, together with the Term Sheet and the Commitment Letter, embodies the entire agreement and understanding between Wachovia, Wachovia Securities and the Borrower with respect to the specific matters set forth above and supersedes all prior agreements and understandings relating to the subject matter hereof. No party has been authorized by Wachovia or Wachovia Securities to make any oral or written statements inconsistent with this Fee Letter.

      This Fee Letter shall be governed by and construed in accordance with the laws of the State of North Carolina without reference to the conflicts or choice of laws principles thereof. Each of us hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Fee Letter, the transactions contemplated hereby or the actions of Wachovia and Wachovia Securities in the negotiation, performance or enforcement hereof.

      This Fee Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Fee Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof; provided that such facsimile transmission shall be promptly followed by the original thereof.

      This Fee Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by Wachovia, Wachovia Securities and the Borrower.

      This Fee Letter may not be assigned by the Borrower without the prior written consent of Wachovia and Wachovia Securities (and any purported assignment without such consent shall be null and void).

      It is understood and agreed that this Fee Letter shall not constitute or give rise to any obligation on the part of Wachovia or Wachovia Securities to provide any financing; such an obligation will only arise under the Commitment Letter, and only in accordance with the terms thereof, if accepted in accordance with its terms.

                            [Signature Page Follows]

Blackbaud, Inc.
Page 4

      The commitments of Wachovia and Wachovia Securities as set forth in the Commitment Letter are subject to the receipt of a signed copy of this Fee Letter, together with a signed copy of the Commitment Letter. If the Borrower is in agreement with the foregoing, please sign the enclosed copy of this Fee Letter and return it to Wachovia and Wachovia Securities, together with an executed copy of the Commitment Letter, by no later than 5:00 p.m. on June 3, 2004.

                                     Very truly yours,

                                     WACHOVIA BANK, NATIONAL ASSOCIATION

                                     By:    /s/ John D. Brady
                                        ----------------------------------------
                                     Name:  John D. Brady
                                     Title: Director

                                     WACHOVIA CAPITAL MARKETS, LLC

                                     By:    /s/ John D. Brady
                                        ----------------------------------------
                                     Name:  John D. Brady
                                     Title: Director

ACCEPTED AND AGREED TO THIS 4th
DAY OF JUNE, 2004:

BLACKBAUD, INC.

By:    /s/ Timothy V. Williams
   -------------------------------------
Name:  Timothy V. Williams
Title: VP and CFO

[Fee Letter-Blackbaud, Inc.]

                                 BLACKBAUD, INC.
                         SUMMARY OF TERMS AND CONDITIONS
                       $30,000,000 SENIOR CREDIT FACILITY
                                  JUNE 1, 2004

BORROWER:               Blackbaud, Inc. (the "Borrower").

GUARANTORS:             The Facility (as defined below) shall be irrevocably
                        and unconditionally guaranteed by all material subsidiaries of the Borrower existing as of the closing date of the Facility and such other material subsidiaries that are subsequently acquired or organized
                        (the "Guarantors") pursuant to customary guaranty agreements in form and substance satisfactory to the Lenders (each a "Guaranty Agreement"). All Guaranty
                        Agreements shall be guarantees of payment and not of collection.

ADMINISTRATIVE
AGENT: Wachovia Bank, National Association ("Wachovia" or the "Administrative Agent") will act as the sole and exclusive administrative agent.

SOLE LEAD
ARRANGER AND
BOOK MANAGER:           Wachovia Capital Markets, LLC ("Wachovia Securities"
                        or the "Lead Arranger") will arrange and structure the Facility. Wachovia Securities is the trade name under which Wachovia Corporation conducts its investment banking, capital markets and institutional securities business through Wachovia Capital Markets, LLC, Member
                        NYSE, NASD, SIPC, and through other bank and non-bank and broker-dealer subsidiaries of Wachovia Corporation.

LENDERS: A syndicate of banks and other financial institutions (including Wachovia) arranged by the Lead Arranger, which institutions shall be reasonably acceptable to the Borrower and the Administrative Agent (collectively, the "Lenders").

FACILITY:               A $30,000,000 revolving credit facility (the
                        "Facility"), with a sublimit for the issuance of swingline loans (each a "Swingline Loan") in an amount to be mutually agreed upon and a sublimit for

                                       1


WACHOVIA SECURITIES                                        STRICTLY CONFIDENTIAL
                        the issuance of standby letters of credit (each a "Letter of Credit") in an amount to be mutually agreed upon. Any Swingline Loans and Letters of Credit shall reduce the available commitment under the Facility on a dollar for dollar basis. Subject to the limitations described herein, revolving credit loans may be repaid and reborrowed.

SWINGLINE LOANS:        Swingline Loans will be made by Wachovia to the
                        Borrower on same day notice. Each of the Lenders shall acquire, under certain circumstances, an irrevocable and unconditional pro rata participation in each such Swingline Loan.

LETTERS OF CREDIT:      Letters of Credit will be issued by Wachovia and
                        shall expire no later than the earlier of (i) one (1) year after its date of issuance and (ii) the fifth (5th) business day prior to the Maturity Date. Each of the Lenders shall acquire, under certain circumstances, an irrevocable and unconditional pro rata participation in each such Letter of Credit.

MATURITY DATE:          The Facility shall terminate and all amounts
                        outstanding thereunder shall be due and payable in full upon the third (3rd) anniversary of the closing date of the Facility (the "Maturity Date").

PURPOSE: The Facility shall be used (i) for general corporate purposes of the Borrower and its subsidiaries, including, without limitation, working capital, capital expenditures in the ordinary course of business and permitted acquisitions, and (ii) to pay fees and expenses related to the Facility.

PRICING, FEES AND
EXPENSES:               See Addendum I.

LOANS UNDER THE
CREDIT FACILITY:        Borrowings may be requested upon three (3) business
                        days notice for LIBOR Rate Loans and same business day notice for Base Rate Loans and Swingline Loans. Notice must be given to the Administrative Agent by 11:00 a.m., Charlotte, North Carolina time, on the day on which such notice is required. The aggregate of all outstanding
                        LIBOR Rate Loans, Base Rate Loans, Swingline Loans and
                        Letters of Credit will be considered usage for purposes of determining availability under the Facility.

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

REPAYMENT:              The Facility shall be repaid in full, including any
                        unpaid interest, on the Maturity Date.

OPTIONAL
PREPAYMENTS;
COMMITMENT
REDUCTIONS:             Base Rate Loans and Swingline Loans may be prepaid at
                        any time without penalty. LIBOR Rate Loans may be prepaid at the end of the applicable Interest Period without penalty. Prepayment of the LIBOR Rate Loans prior to the end of the applicable Interest Period is subject to payment of any funding losses.

                        The Borrower may at any time permanently reduce the total amount of the Lenders' Commitments under the Facility. Each such reduction shall be in a principal amount of at least $2,500,000.

CONDITIONS
PRECEDENT
TO CLOSING:             Customary for facilities of this nature, including,
                        but not limited to, credit documentation consistent with the terms herein or otherwise reasonably satisfactory to the Administrative Agent; legal opinions and other closing documentation consistent with the terms herein or otherwise reasonably satisfactory to the Administrative Agent; all governmental, shareholder, corporate and third party consents shall have been obtained or waived; no material adverse change including no material pending or threatened litigation, bankruptcy or other proceeding; satisfactory review of all corporate documentation and other legal due diligence;
                        completion of an initial public offering of the common stock of the Borrower upon terms and conditions substantially similar to those set forth in the Borrower's initial Form S-1 filed May 11, 2004 or such other terms and conditions as are reasonably acceptable to the Administrative Agent; payment in full of all principal, interest and other amounts outstanding in connection with the Borrower's and the Guarantors' existing debt (other than debt permitted under the terms of the definitive credit documentation (including, without limitation, all amounts due under the Borrower's existing senior secured credit facility)); and payment of all fees and expenses due to the Administrative Agent and the Administrative Agent's counsel.

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

CONDITIONS
PRECEDENT TO
ALL BORROWINGS:         Customary for facilities of this nature, including,
                        but not limited to, accuracy of representations and warranties and absence of defaults.

REPRESENTATIONS
AND WARRANTIES:         Customary for facilities of this nature, including,
                        but not limited to, corporate existence; corporate and governmental authorization; enforceability; financial information; no material adverse changes; compliance with laws and agreements (including environmental laws);
                        compliance with ERISA; solvency; title to assets;
                        material contracts; no material litigation; payment of taxes; financial condition; and full disclosure.

AFFIRMATIVE
COVENANTS:              Customary for facilities of this nature, including,
                        but not limited to, receipt of financial information;
                        notification of litigation, investigations, and other adverse changes; payment and performance of obligations;
                        conduct of business; maintenance of existence;
                        maintenance of property and insurance (including hazard and business interruption coverage); maintenance of records and accounts; inspection of property and books and records; compliance with laws (including environmental laws); payment of taxes; and ERISA.

FINANCIAL
COVENANTS:              Financial covenants shall include, but not be limited
                        to, the following (in each case to be tested on a quarterly basis):

                        (a) Maximum Total Leverage Ratio. Total Leverage Ratio (Total Debt to EBITDA) shall be less than 2.00 to 1.00.

                        (b) Minimum Interest Coverage Ratio. Interest Coverage Ratio (EBITDA to Interest Expense) shall be greater than 5.00 to 1.00.

                        (c) Minimum Net Worth. Net Worth shall be greater than $35,000,000.

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

                        For the purpose hereof, "EBITDA" means, for any period, the sum of the following determined on a consolidated basis, without duplication, for the Borrower and its subsidiaries in accordance with generally accepted accounting principles: (a) net income for such period plus (b) the sum of the following to the extent deducted in determining net income: (i) income and franchise taxes, (ii) interest expense, and (iii) amortization, depreciation and other non-cash charges (including non-cash stock compensation charges) less (c) interest income and any extraordinary gains.

                        All other definitions with respect to the capitalized terms set forth above shall be customary for facilities of this nature and shall be determined and calculated in a manner reasonably acceptable to the Administrative Agent and Borrower.

NEGATIVE
COVENANTS:              Customary for facilities of this nature, including,
                        but not limited to, restrictions and limitations
                        (subject to customary exceptions and baskets to be mutually agreed upon) on: indebtedness; liens; guaranty obligations; changes in business; mergers; sales of assets; acquisitions (other than permitted acquisitions as described below); loans, advances and investments;
                        transactions with affiliates; sale and leaseback transactions; prepayments of or material amendments to indebtedness (including, without limitation, repayment of any subordinated debt); restrictive agreements;
                        dividends and repurchases of the stock of the Borrower
                        (other than permitted dividends and stock repurchases as described below); distributions and other restricted payments (including, without limitation, payments with respect to subordinated debt); and changes in fiscal year or accounting method.

PERMITTED DIVIDENDS
AND STOCK RE-
PURCHASES:              So long as (1) no default or event of default shall
                        have occurred and be continuing; (2) the Borrower is in pro forma compliance with the financial covenants after giving effect to any dividend payments or any repurchases of stock of the Borrower and (3) the Borrower will have at least $3 million of cash on hand after giving effect to any dividend payments or any repurchases of stock of the Borrower, the Borrower may pay dividends and make stock repurchases at any time in the following amounts:

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

                        (A) with respect to any dividends or stock repurchase made on any date upon which there are no outstanding loans or letters of credit under the Facility, an aggregate amount of up to 100% of the cash on hand as of the most recent fiscal quarter end; provided that if the Borrower pays dividends or makes stock repurchases in an aggregate amount in excess of 70% of the cash on hand as of the most recent fiscal quarter end, the availability on the Facility will be reduced to $0 for a period of 30 days following the date of any such dividend or stock repurchase; or

                        (B) with respect to any dividends or stock repurchase made on any date upon which there are any outstanding loans or letters of credit under the Facility, an aggregate amount not to exceed:

                              (i)   if the Total Leverage Ratio is less than
                                    1.00 to 1.00, 35% of cash on hand as of the most recent fiscal quarter end; or

                              (ii) if the Total Leverage Ratio is equal to or greater than 1.00 to 1.00, 25% of cash on hand as of the most recent fiscal quarter end.

PERMITTED
ACQUISITIONS:           Acquisitions shall be permitted subject to the following
                        terms and conditions:

                        (1) No default or event of default shall have occurred and be continuing both before and after giving effect to such acquisition;

                        (2) The Borrower shall be in pro forma compliance with the financial covenants both before and after giving effect to such acquisition;

                        (3) Each acquisition shall be in an amount not to exceed $20,000,000 of cash consideration;

                        (4) The Total Leverage Ratio, calculated on a pro forma basis after giving effect to such acquisition, shall be less than or equal to 1.75 to 1.00; and

                                       6


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

                        (5) Other customary terms and conditions reasonably required by the Administrative Agent.

EVENTS OF
DEFAULT: Customary events of default (and cure periods) for facilities of this nature, including, but not limited to: failure to pay any interest, principal or fees under the Facility when due; failure to perform any covenant or agreement; inaccurate or false representation or warranties; cross defaults (including cross-defaults to defaults under material contracts); actual or asserted invalidity (by the Borrower or any other loan party) of any guaranty in favor of the Administrative Agent and the Lenders; insolvency or bankruptcy; ERISA; judgment defaults; change in control; and any other events of default deemed reasonably necessary by the Administrative Agent and the Lenders in the context of the proposed transaction.

ASSIGNMENTS &
PARTICIPATIONS:         Each Lender will, subject in certain circumstances to
                        the approval of the Administrative Agent and/or the Borrower (such consents not to be unreasonably withheld or delayed), be permitted to make assignments in acceptable minimum amounts. Participations shall be permitted in acceptable minimum amounts.

REQUIRED LENDERS:       On any date of determination, those Lenders who
                        collectively hold at least 66 2/3% of the Facility, or if the Facility has been terminated, those Lenders who collectively hold at least 66 2/3% of the aggregate outstandings.

WAIVERS AND
AMENDMENTS:             Amendments and waivers of the provisions of the credit
                        agreement and other definitive credit documentation will require the approval of the Borrower and the Required
                        Lenders, except that the consent of all the Lenders affected thereby shall be required with respect to (i) increases in the commitment of such Lenders, (ii) reductions of principal, interest or fees (other than the permitted reductions described herein), (iii) extensions of scheduled maturities or times for payment, and (iv) releases of guarantees of the Facility, if any.

INDEMNIFICATION:        Consistent with customary practice for transactions of
                        this nature, the Borrower shall indemnify the Administrative Agent and the Lenders and their respective affiliates from and against all losses, liabilities, claims, damages or expenses arising out of or relating to the Facility, the Borrower's use of the loan proceeds or the commitments, including, but not limited to, reasonable attorney's

                                       7


WACHOVIA SECURITIES                                        STRICTLY CONFIDENTIAL
                        fees and settlement costs; provided, that the Borrower shall not be required to reimburse any lender (other than the Administrative Agent and the Lead Arranger) for legal or other fees and expenses incurred in connection with the negotiation and closing of the definitive closing documentation executed and delivered at closing. This indemnification shall survive and continue for the benefit of the indemnitees at all times after the Borrower's acceptance of the Lenders' commitments for the Facility, notwithstanding any failure of the Facility to close.

WAIVER OF JURY
TRIAL, GOVERNING
LAW: Waiver of jury trial, submission to jurisdiction in Charlotte, North Carolina and mandatory binding arbitration in Charlotte, North Carolina; North Carolina law (without reference to choice of law provisions) to govern.

PATRIOT ACT:            To help fight the funding of terrorism and money
                        laundering activities, Federal Law requires all financial institutions to obtain, verify and record information that identifies each person or corporation who opens an account and/or enters into a business relationship with such financial institution.

COUNSEL TO
LEAD ARRANGER AND
ADMINISTRATIVE
AGENT:                  Kennedy Covington Lobdell & Hickman, L.L.P.

MISCELLANEOUS:          This summary of terms and conditions does not purport to
                        summarize all the conditions, covenants, representations, warranties and other provisions which would be contained in definitive credit documentation for the Facility contemplated hereby.

                                       8


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

                                   ADDENDUM I

                           PRICING, FEES AND EXPENSES

INTEREST RATE
OPTIONS:                The Borrower's option of:

                        (1) The Base Rate plus the Applicable Base Rate Margin, as set forth in the pricing grid attached hereto as Exhibit A. The initial Applicable Base Rate Margin will be 0.50%. Loans bearing interest at the Base Rate plus the Applicable Base Rate Margin ("Base Rate Loans") shall be for a minimum amount of $2,500,000 and $1,000,000 increments in excess thereof.

                              The Base Rate means the greater of (i) the Administrative Agent's Prime Rate or (ii) the overnight federal funds rate plus 0.50%. The Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

                              Swingline Loans shall be maintained solely at the Base Rate plus the Applicable Base Rate Margin and may be borrowed in minimum increments of $100,000.

                        (2) The LIBOR Rate plus the Applicable LIBOR Rate Margin as set forth in the pricing grid attached hereto as Exhibit A. The initial Applicable LIBOR Rate Margin will be 1.50%. Loans bearing interest at the LIBOR Rate plus the Applicable LIBOR Margin ("LIBOR Rate Loans") shall be for a minimum amount of $5,000,000 and $1,000,000 increments in excess thereof.

                              The LIBOR Rate shall mean reserve adjusted LIBOR as set forth on Telerate Page 3750 or as determined by the Administrative Agent if such information is not available. The LIBOR Rate Option is available for Interest Periods of one
                              (1), two (2), three (3), or six (6) months. No more than five (5) Interest Periods may be in effect at any time.

                              LIBOR Rate interest and all fees shall be calculated on a 360 day basis, while Base Rate interest shall be calculated on a 365/366 day basis.

                                       9


WACHOVIA SECURITIES                                        STRICTLY CONFIDENTIAL

INTEREST
PAYMENTS:               Interest on Base Rate Loans will be due and payable
                        quarterly in arrears. Interest on LIBOR Rate Loans will be due and payable at the end of each applicable
                        Interest Period or, in the case of a six (6) month LIBOR
                        Rate Loan, every three (3) months.

DEFAULT RATE
INTEREST:               Upon the occurrence and during the continuance of any
                        payment event of default or, at the option of the Administrative Agent, upon the occurrence and during the continuance of any other event of default, (i) the Borrower shall no longer have the option to request
                        LIBOR Rate Loans or Swingline Loans, (ii) all amounts due and payable with respect to LIBOR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate then applicable to such LIBOR Rate
                        Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans and (iii) all amounts due and payable with respect to Base Rate Loans and Swingline Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans.

COMMITMENT AND
OTHER FEES:             Commitment Fee:  The Borrower shall pay a Commitment
                        Fee on a per annum basis, at a rate per annum of 0.30%, on the average daily unused portion of the Facility. The
                        Commitment Fee shall be payable quarterly in arrears.

                        Upfront Fees: As set forth in the accompanying Fee
                        Letter.

                        Administrative Agent's and Other Fees: As set forth in the accompanying Fee Letter.

LETTER OF CREDIT
FEES: Issuance Fee. An amount equal to the Applicable LIBOR Rate Margin on a per annum basis multiplied by the face amount of each Letter of Credit, payable to the Administrative Agent, for the account of the Lenders, quarterly in arrears.

                                       10


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

                        Fronting Fee: An amount equal to 0.250% per annum multiplied by the face amount of each Letter of Credit, payable to the Administrative Agent (as Issuing Lender), for its own account, quarterly in arrears.

                        Other Fees. All normal and customary costs and expenses of the Administrative Agent (as Issuing Lender) in connection with the issuance, transfer or other administration of the Letters of Credit shall be for the account of the Borrower.

EXPENSES:               The Borrower shall be responsible for all reasonable
                        legal and other out-of-pocket expenses incurred by the Administrative Agent and Lead Arranger related to due diligence performed by the Administrative Agent and Lead
                        Arranger in connection with the transaction, the execution of the loan documentation, and future administration of the definitive credit documentation.

INCREASED COSTS/
CHANGE OF
CIRCUMSTANCES:          Provisions customary in facilities of this type
                        protecting the Lenders in the event of unavailability of funding, illegality, capital adequacy requirements, increased costs, withholding taxes and funding losses.

                                       11


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

                                    EXHIBIT A
                                  Pricing Grid

                                       Applicable Base Rate      Applicable LIBOR Rate
Level           Leverage Ratio                Margin                     Margin
-----       ----------------------     --------------------      ---------------------
  I              Greater than                  1.00%                     2.00%
                 1.00 to 1.00

  II        Less than or equal to              0.50%                     1.50%
                 1.00 to 1.00

The Applicable Base Rate Margin and the Applicable LIBOR Rate Margin shall be based on Level II of the pricing grid set forth above until the first calculation date following the receipt by the Administrative Agent and the Lenders of the financial information and related compliance certificate for the fiscal quarter ending June 30, 2004.

                                       12


WACHOVIA SECURITIES                                        STRICTLY CONFIDENTIAL